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                                                     (Exhibit 23)



KPMG Peat Marwick LLP
Suite 2000
1211 South West Fifth Avenue
Portland, OR  97204

                 Consent of Independent Auditors
                 -------------------------------

The Board of Directors
Americold Corporation:

We consent to incorporation by reference in the Registration Statement (No. 33-22556) on Form S-8 of Americold Corporation of our report dated April 29, 1996, relating to the consolidated balance sheets of Americold Corporation as of the last day of February 1995 and 1996, and the related consolidated statements of operations, common stockholders' deficit, and cash flows for each of the years in the three-year period ended the last day of February 1996, and related schedule, which report appears in the February 29, 1996 Annual Report on Form 10-K of Americold Corporation. As discussed in our report, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

                           /s/ KPMG Peat Marwick LLP

Portland, Oregon
May 29, 1996